Exhibit 99.1

News Release

Orthofix Announces Appointment of Vickie Capps to Board of Directors

LEWISVILLE, Texas — March 12, 2025 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global medical technology company, today announced the appointment of Vickie Capps to the Company's Board of Directors, effective March 11, 2025.

“Vickie brings a wealth of experience to our Board at a pivotal stage for Orthofix,” said Michael Finegan, Chairman of Orthofix. “Her expertise in global business operations, strategic business development and corporate finance will provide the Board with a tremendously valuable perspective as we seek to deliver profitable growth and significant, sustainable shareholder value and fulfill our vision to be the unrivaled partner in med tech delivering exceptional experiences and life-changing solutions. We are thrilled to welcome Vickie to the Orthofix team.”

Ms. Capps has had a distinguished career in finance and executive leadership with extensive board experience. In addition to Orthofix, Ms. Capps is currently a member of the board of directors and the audit committee of each of the following companies: Amedisys, Inc., a public home healthcare company, Janux Therapeutics, Inc., a public clinical stage biotechnology company, Enable Injections, Inc., a private medical device company focused on wearable drug delivery solutions, and Breg, Inc., a private medical device company focused on non-surgical orthopedic rehabilitation. She is also a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare focused private equity firm. She previously served as a member of the boards of directors of NuVasive, Inc., Otonomy, Inc., Silverback Therapeutics, Inc., OmniGuide Holdings, Synthorx, Inc., Enclara Pharmacia, Connecture, Inc., RF Surgical Systems and SenoRx. She is also a member of the board of directors of the San Diego State University Research Foundation. Ms. Capps previously served as chief financial officer of DJO Global, Inc., a global orthopedics company, from 2002 to 2013. She is a Certified Public Accountant, and she received her B.S. in business administration and accounting from San Diego State University.

“I am honored to join the Board of Directors at this important point in Orthofix’s strategic transformation,” said Vickie Capps. “I am inspired by the Company’s mission to provide medical technologies that heal musculoskeletal pathologies and look forward to working with the Board and leadership team to drive profitable growth and maximize value creation.”

The appointment of Vickie Capps increases the size of Orthofix's Board to ten members with a wide range of business, medical device and healthcare backgrounds.

Internet Posting of Information

Orthofix routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.orthofix.com. The Company encourages investors and potential investors to consult the Orthofix website regularly for important information about Orthofix.

About Orthofix

Orthofix is a global medical technology company headquartered in Lewisville, Texas. By providing medical technologies that heal musculoskeletal pathologies, we deliver exceptional experiences and life-changing solutions to patients around the world. Orthofix offers a comprehensive portfolio of spinal hardware, bone growth therapies, specialized orthopedic solutions, biologics and enabling technologies, including the 7D FLASH™ navigation system. To learn more, visit Orthofix.com and follow on LinkedIn.

Exhibit 99.1

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” “continue” or other comparable terminology. Orthofix cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that are based on the Company’s current expectations and assumptions. Each forward-looking statement contained in this news release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risks identified under the heading “Risk Factors” in Orthofix Medical Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (SEC) on February 25, 2025, as well as any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC. The Company’s public filings with the SEC are available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. Orthofix does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

Contacts:

Investors and Media

Julie Dewey, IRC

Chief Investor Relations & Communications Officer

JulieDewey@Orthofix.com

209.613.6945

###